Exhibit 10.10

THE BALDWIN INSURANCE GROUP, INC.
OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and Exhibit A (the Grant Letter and Exhibit A constituting this “Agreement”), The Baldwin Insurance Group, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an award (the “Award”) of the number of shares (“Shares”) of restricted Class A common stock of the Company (“Restricted Stock“) set forth below. The Award is granted under and is subject to The Baldwin Insurance Group, Inc. Omnibus Incentive Plan (the “Plan”). Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. The provisions of the Plan shall control in the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you.

AWARD TERMS:

PARTICIPANT: [●]
GRANT DATE: [●]
VESTING SCHEDULE: See below
SHARES SUBJECT TO AWARD: [●]

VESTING TERMS: Subject to the terms and conditions of this Agreement and your continued employment by or service to the Company through each applicable vest date, your Award shall vest per the vesting terms below.

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions, please contact [●].

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

THE BALDWIN INSURANCE GROUP, INC.

By:
	Name:	[●]
	Title:	[●]

Participant Name

VESTING TERMS

Vesting	Vest Date	Shares Vesting
On Vest Date	[●]	[●]
On Vest Date	[●]	[●]
On Vest Date	[●]	[●]
On Vest Date	[●]	[●]
On Vest Date	[●]	[●]

EXHIBIT A
THE BALDWIN INSURANCE GROUP, INC. OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
THIS AGREEMENT, made and entered into on the date of the Grant Letter, by and between The Baldwin Insurance Group, Inc. (the “Company”), a Delaware corporation, and the individual listed in the Grant Letter as the Participant.
WHEREAS, the Participant has been granted the Award under the Plan;
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.
1.Grant of Restricted Stock Award. In further consideration for the Protective Agreement (as defined below) previously executed by the Participant, the Company hereby grants to the Participant on the Grant Date the aggregate number of Shares of Restricted Stock as set forth in the Grant Letter (the “Award”), pursuant to the provisions of the Plan, the terms of which are incorporated herein, and further subject to the terms and conditions hereinafter set forth.
2.Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:
(a)Vesting of Award. Subject to the provisions of this Section 2 and Sections 3, 8 and 9, the Award shall vest and become non-forfeitable in accordance with the vesting schedule set forth in the Grant Letter. Subject to the terms, as applicable, of the Executive Severance and Change in Control Benefit Program of The Baldwin Insurance Group Holdings, LLC, in the event of a Termination of Service of the Participant for any reason prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.
(b)Voting Rights. The Participant shall have voting rights with respect to the Shares of Restricted Stock granted hereunder, whether vested or unvested.
(c)Dividends. All cash and other dividends and distributions, if any, that are paid with respect to any unvested Shares of Restricted Stock granted hereunder shall be accumulated by the Company and shall be paid to the Participant only when, and if, such unvested Shares of Restricted Stock shall become vested and non-forfeitable pursuant to the terms of this Agreement.
(d)Book-Entry. The Shares of Restricted Stock granted hereunder shall be evidenced by book-entry into the register of the Company; provided that the Committee may determine that such Shares of Restricted Stock shall be evidenced in such other manner as it deems appropriate, including the issuance of a share certificate or certificates. In the event that any share certificate is issued in respect of such Shares of Restricted Stock, such certificate (i) shall be registered in the name of the Participant, (ii) shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Shares of Restricted Stock and (iii) may be held in custody by the Company.

(e)Adjustment. The Award shall be subject to adjustment in accordance with Section 5(c) of the Plan.
(f)Section 83(b) Election. The Participant may make an election under Section 83(b) of the Code with respect to the Award, which such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make such election under Section 83(b) of the Code, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of such election with the Internal Revenue Service. The Participant agrees to assume full responsibility for (i) ensuring that the Section 83(b) election is actually and timely filed with the Internal Revenue Service and (ii) all tax consequences resulting from such election. Without limiting the generality of Section 5, the Participant should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Shares of Restricted Stock granted hereunder.
(g)No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. The receipt of any award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable agreement.
(h)No Right to Future Awards. Any award granted under the Plan shall be a one-time award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
3.Treatment Upon Termination for Cause. If the Participant’s employment or service is terminated by the Company for Cause, any Shares granted pursuant to the Award (whether vested or unvested) shall be immediately forfeited by the Participant to the Company.
4.Restrictions on Transferability. Except as may be permitted by the Committee, unless and until the Shares of Restricted Stock granted hereunder become vested and non-forfeitable in accordance with this Agreement, such Shares of Restricted Stock shall not be assignable, alienable, saleable or transferable by the Participant other than by will or the applicable law of descent and distribution or to a designated Beneficiary.
5.Tax Liability; Withholding Requirements.
(a)The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt or vesting of any Shares of Restricted Stock granted hereunder.
(b)To the extent authorized by the Committee, the Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Shares of Restricted Stock granted hereunder and take such action as it deems appropriate to ensure that all applicable withholding, income or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant and, unless otherwise determined by the Committee, to the extent such withholding would not result in liability classification of any portion of the Award pursuant to FASB ASC Subtopic 718-10. The Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit or require the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require (including pursuant to a net settlement with respect to the applicable Shares of Restricted Stock granted hereunder), effective as of the date on which such requirement arises, a number of vested Shares owned by the Participant having an aggregate Fair Market Value as of such date that is equal to the amount required to be withheld to satisfy any tax obligations. If the Committee permits or requires the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares transferred to the Company as provided above.
6.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.
7.Whistleblower Protection; Defend Trade Secrets Act.
(a)Nothing in this Agreement or otherwise limits the Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against the Participant for any of these activities, and nothing in this Agreement requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.
(b)Further, nothing in this Agreement or otherwise precludes the Participant from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency.
(c)Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that the Participant shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law as contemplated by the preceding sentence, the Participant may disclose the relevant trade secret to his attorney and may use such trade secret in the ensuing court proceeding, if the Participant (X) files any document containing such trade secret under seal and (Y) does not disclose such trade secret, except pursuant to court order.
8.Protective Covenants. As a condition precedent to and in consideration for receiving the Award granted pursuant to this Agreement, the Participant reaffirms such Participant’s obligations set forth in the protective agreement, restrictive covenants agreement or other non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other restrictive covenant agreement previously entered into by and between the Participant and The Baldwin Insurance Group, Inc. or its affiliates (the “Protective Agreement”). Subject to Section 7, the Participant’s breach of the Protective Agreement or any other non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other restrictive covenant agreement that the Participant may be subject to with the Company or any of its Affiliates shall, in addition to whatever other equitable relief or monetary damages that the Company or any of its Affiliates may be entitled to, result in automatic rescission, forfeiture, cancellation or return of any Shares granted hereunder (whether or not vested) that are held by the Participant.
9.Recoupment/Clawback. This Award (including any amounts or benefits arising from this Award) shall be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.
10.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
11.Miscellaneous.
(a)Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
The Baldwin Insurance Group, Inc.
4211 West Boy Scout Blvd, Suite 800
Tampa, FL 33607
Email: [●]

If to the Participant:
At the Participant’s most recent address listed in the Company’s books and records, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

(b)Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof; provided that the restrictions set forth in this Agreement are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company or any of its Affiliates, whether by operation of law, contract, or otherwise, including, without limitation, any non-solicitation obligations contained in an employment agreement, consulting agreement or other similar agreement entered into by and between the Participant and the Company or one of its Affiliates, which shall survive the termination of any such agreements, and be enforceable independently of such other agreements.
(c)Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
(d)Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only (i) in the specific instance and for the specific purpose for which made or given and (ii) if compliant with Rule 5635(c)(4) of the Nasdaq Listing Rules.
(e)Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
(f)Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(g)Governing Law; Forum; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof. Any action arising out of this Agreement shall be brought exclusively in the federal or state courts of the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h)Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Award pursuant to this Agreement. The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.

(i)Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.